Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SEC. 1350

    In connection with the filing by Diversified Healthcare Trust (the “Company”) of the Annual Report on Form 10-K for the period ended December 31, 2021 (the “Report”), each of the undersigned hereby certifies, to the best of his or her knowledge:

1.The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Jennifer F. Francis
Jennifer F. Francis
President and Chief Executive Officer

/s/ Richard W. Siedel, Jr.
Richard W. Siedel, Jr.
Chief Financial Officer and Treasurer

Date: February 23, 2022